SCHEDULE 14A INFORMATION



                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant   /X/

Filed by a party other than the Registrant / / Check the appropriate box:

/  /      Preliminary Proxy Statement

/  /     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

/  /     Definitive Proxy Statement

/ X/     Definitive Additional Materials

/  /     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            CANANDAIGUA BRANDS, INC.


                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/  /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)     Title of each class of securities to which transaction applies:


         (2)     Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)     Proposed maximum aggregate value of transaction:


         (5)     Total fee paid:



/  /     Fee paid previously with preliminary materials.

/  /     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.:



         (3)     Filing Party:



         (4)     Date Filed:

 Letter for distribution to employees of the Issuer beginning August 28,2000

                                   [CBI LOGO]

                            CANANDAIGUA BRANDS, INC.
                           Fine Wines, Spirits & Beers

                                                              August 28, 2000

Dear Fellow Employee:

It is with a great deal of pleasure that I announce our intention to change our corporate name to Constellation Brands, Inc., a fitting description for our collection of "star" companies and their "star" brands.

While Canandaigua is a name we are proud of, it no longer accurately conveys the scope of a company that has gone far beyond its geographic roots and its original product line. Our new name, Constellation, which will become effective pending shareholder approval in September, serves to better reflect the company's dynamic growth and promising potential. We attribute our continued success to the Constellation Companies and we will continue to execute our aggressive growth strategy, utilizing our superior branding and marketing expertise to build, acquire and enhance our family of beverages - domestically and internationally.

As Constellation employees, your effort, energy and entrepreneurial spirit have enabled us to experience dramatic expansion in size and profitability over the past several years. I thank you for all of your efforts. We believe that in return, our Constellation Companies can offer you the opportunity for professional growth as well as the satisfaction that comes with being an integral part of the continuing Constellation success story.

Through the execution of our ongoing focused strategy for growth and our demonstrated ability to build stellar brands, we have created the necessary momentum to sustain this outstanding performance as we continue to strive - through a combination of internal growth and acquisitions - to deliver superior results going forward.

One thing will not change, however. We are well aware of the exceptional operational and service-related value of the companies all of you have worked so hard to build. Our companies will continue to manage the complexity of our range of products through our normal independent operational process. Therefore, we will proudly retain the names and autonomy of our Constellation Companies - Barton (Barton Beers and Barton Brands), Canandaigua Wine, Franciscan Estates and Matthew Clark - ensuring that the companies continue their success by remaining close to their markets and their customers.

I want to thank you, our Constellation employees, for the hard work, smart thinking, product innovation and impeccable level of customer service you provide our distributors and retailers. It's because of you that we have achieved our brilliant performance, and it's because of you that we will continue to outshine the competition. Each of you is critical to our success, and I will continue to ask for your commitment and dedication as Constellation continues to build stellar brands.

Sincerely,

/s/Richard Sands
---------------------------------
Richard Sands
Chairman of the Board, President
and Chief Executive Officer

Letter for distribution to certain distributors of the Issuer's products beginning August 28, 2000.

                                   [CBI LOGO]

                            CANANDAIGUA BRANDS, INC.
                           Fine Wines, Spirits & Beers

                                                                 August 28, 2000

Dear Distributor:

It is with a great deal of pleasure that I announce our intention to change our corporate name to Constellation Brands, Inc., a fitting description for our collection of "star" companies and their "star" brands.

While Canandaigua is a name we are proud of, it no longer accurately conveys the scope of a company that has gone far beyond its geographic roots and its original product line. Our new name, Constellation, which will become effective pending shareholder approval in September, serves to better reflect the company's dynamic growth and promising potential. We will continue to execute our aggressive growth strategy, utilizing our superior branding and marketing expertise to build, acquire and enhance our family of beverages - domestically and internationally.

We believe that as Constellation, our divisions can continue to expand and enhance the benefits they offer our distributors - increased responsiveness to your needs and an ever-growing range of the best known brands and innovative new products across multiple categories. We remain committed to doing all that we can to ensure your success in your key markets so that we continue to grow together.

I do want to emphasize one key point. We are well aware of the strong relationships forged between you and our Constellation Companies, which we believe are among the strongest in our industry. Therefore, we will continue to manage the complexity of our range of products through independent business units, proudly retaining the names and autonomy of our Constellation Companies - Barton (Barton Beers and Barton Brands), Canandaigua Wine, Franciscan Estates and Matthew Clark. This will ensure that the divisions continue their success by remaining close to their markets and their customers.

Through our ongoing focused strategy for growth and demonstrated ability to grow our star brands, we have created the momentum to continue this outstanding performance as we continue to strive - through a combination of internal growth and acquisitions - to deliver superior results going forward.

As distributors of our Constellation Companies' star brands, your ongoing business and loyalty have provided a key element in our growth. We are grateful for your support over the years. Each of you has been an integral partner in our success, and I will count on your ongoing support as Constellation continues to build stellar brands.

Sincerely,

/s/Richard Sands
----------------------------------
Richard Sands
Chairman of the Board, President
and Chief Executive Officer

Letter for distribution to certain retailers of the Issuer's products beginning August 28, 2000.

                                   [CBI LOGO]

                            CANANDAIGUA BRANDS, INC.
                           Fine Wines, Spirits & Beers

                                                                 August 28, 2000

Dear Retailer:

It is with a great deal of pleasure that I announce our intention to change our corporate name to Constellation Brands, Inc., a fitting description for our collection of "star" companies and their "star" brands.

While Canandaigua is a name we are proud of, it no longer accurately conveys the scope of a company that has gone far beyond its geographic roots and its original product line. Our new name, Constellation, which will become effective pending shareholder approval in September, serves to better reflect the company's dynamic growth and promising potential. We will continue to execute our aggressive growth strategy, utilizing our superior branding and marketing expertise to build, acquire and enhance our family of beverages - domestically and internationally.

As Constellation retailers, you have responded positively throughout the years to the wide range of quality brands we offer, as well as to innovative new products. Your enthusiastic support - and sharing that enthusiasm for our products with your customers - has been a critical ingredient to our success.

I do want to emphasize one key point. We are well aware of the strong relationships forged between you and our Constellation Companies, which we believe are among the strongest in our industry. Therefore, we will continue to manage the complexity of our range of products through independent business units, proudly retaining the names and autonomy of our Constellation Companies - Barton (Barton Beers and Barton Brands), Canandaigua Wine, Franciscan Estates and Matthew Clark. This will ensure that the divisions continue their success by remaining close to their markets and their customers.

Through our ongoing focused strategy for growth and demonstrated ability to grow our star brands, we have created the momentum to continue this outstanding performance as we continue to strive - through a combination of internal growth and acquisitions - to deliver superior results going forward.

As Constellation retailers, your ongoing loyalty to our brands has been critical to our success, and we are grateful for your support over the years. Each of you has played an integral role in our success, and I will count on your ongoing support as Constellation continues to build stellar brands.

Sincerely,

/s/Richard Sands
----------------------------------
Richard Sands
Chairman of the Board, President
and Chief Executive Officer

Letter for distribution to members of the press as part of the issuer's press kit beginning August 28, 2000.

DISTRIBUTION:  MEMBERS OF THE MEDIA

                             OUR PROPOSED NEW NAME,
                           CONSTELLATION BRANDS, INC.,
                       IS SUBJECT TO SHAREHOLDER APPROVAL

The enclosed brochure and videotape are designed to be distributed to employees, distributors and retailers of Canandaigua Brands, Inc. upon receiving shareholder approval of the proposed new name. On September 18, 2000, the shareholders of the Company will vote on a proposal to change the name of the Company to Constellation Brands, Inc. If our shareholders approve the new name, then the Company will begin to distribute the brochure and videotape.

We are providing you with a copy of the brochure and videotape, at this time, because we believe that you will find them informative and useful. While communicating the Company's new identity, it provides the reasons for the name change and it also provides information on the Company and its divisions.

However, please bear in mind that both of these items, as mentioned, are designed to be distributed if and when our proposed new name is approved by our shareholders and becomes effective, and therefore, it is written as if the name change has already occurred. By distributing the brochure and videotape to you, at this time, the Company in no way intends to communicate that the proposed new name is approved or is effective. The brochure and videotape are for your use only; they are not to be reproduced or distributed until our shareholders approve our change of name and they become effective.

We hope you find these items informative.

Brochure for distribution to members of the press as part of the issuer's press kit beginning August 28, 2000.

                               Canandaigua Brands

                                  has become...


                            [Logo of Constellation]


                                  CONSTELLATION
                                     BUILDING STELLAR BRANDS


                               [Picture of a Star]
                                  BARTON BEERS

                               [Picture of a Star]
                                  BARTON BRANDS

                               [Picture of a Star]
                                CANANDAIGUA WINE

                               [Picture of a Star]
                               FRANCISCAN ESTATES

                               [Picture of a Star]
                                  MATTHEW CLARK

      A NEW ERA FOR OUR COMPANIES, WITH A NEW IDENTITY FOR OUR CORPORATION.

           [Pictures of bottles and glasses of Constellation products]





                                 WELCOME TO OUR

           [Pictures of bottles and glasses of Constellation products]



                     UNIVERSE ...

                                            OUR NEW NAME, CONSTELLATION,  SERVES
                                            TO  BETTER   REFLECT  THE  COMPANY'S
                                            DYNAMIC    GROWTH   AND    PROMISING
                                            POTENTIAL.  WE ATTRIBUTE OUR SUCCESS
                                            TO THE  CONSTELLATION  COMPANIES AND
                                            WE INTEND TO CONTINUE OUR AGGRESSIVE
                                            GROWTH   STRATEGY,   UTILIZING   OUR
                                            SUPERIOR   BRANDING  AND   MARKETING
                                            EXPERTISE  TO  BUILD,   ACQUIRE  AND
                                            ENHANCE  OUR FAMILY OF  BEVERAGES  -
                                            DOMESTICALLY AND INTERNATIONALLY.


                     A GUIDING FORCE

Why?

o Constellation better reflects the diversity of brands and range of products that make up our company today

o Constellation presents a more cohesive descriptor of our company and its prospects to our important audiences: our employees, distributors, retailers, shareholders, the investment community and the communities where we have operations

o Our Constellation of strong companies operates independently yet together, providing the star power that allows us to outshine our competitors

o Constellation's star strength and performers - companies, brands, and our people - provide us with the stability, market presence and customer responsiveness that make us one of the premier companies in our industry

o Constellation better conveys our excellent growth potential - today, and years into the future a powerful portfolio of brands

POSITIONING OUR NEW NAME


Constellation is a strong, diversified, responsive organization with a no-nonsense, assertive approach to business. The solid core brands that are responsible for Constellation's long-term financial strength, along with newly developed products and strategic acquisitions, create an exceptionally broad and growing brand portfolio. This means we have impressive power in the marketplace and can obtain a greater share of retail business.

                                            Market insight is directly
                                            responsible for Constellation's
                                            success. This corporation is about
                                            looking ahead, pursuing new
                                            ventures, and responding to market
                                            needs and challenges. Employees,
                                            distributors, retailers and
                                            consumers all benefit from this
                                            dedicated focus on the market.

                                               Constellation sustains its growth
                                            from diverse, independent and vital
                                            business units. Each division is
                                            empowered to make decisions and
                                            create success. An entrepreneurial
                                            spirit is nurtured at all levels of
                                            the organization. Our Constellation
                                            companies are quick to respond to
                                            the needs of our customers as well
                                            as the demands of the marketplace.


         [Graph depicting triangular presentation of corporate values]

                                            SPIKE ATTRIBUTES
                                            The "workhorse" attributes
               Forward-thinking             that differentiate a brand
                Entrepreneurial             and build loyalty.
                Market Insight

                                                  VALUED ATTRIBUTES
                 Responsive                       The relevant functional
              Financially Strong                  attributes to support the
               Broad Portfolio                     business proposition.


               Viable Products                       TABLESTAKE ATTRIBUTES
              Operational Ability                    The essential attributes to
              Stability Attributes                   compete in the category.

                         [Photograph of Richard Sands]

CELEBRATE!



I AM PLEASED TO ANNOUNCE OUR NEW CORPORATE NAME, CONSTELLATION BRANDS, INC. THIS NAME BETTER REFLECTS THE LIMITLESS NATURE OF OUR FUTURE, AS WELL AS THE STELLAR BRANDS THAT CONSTELLATION REPRESENTS.

With this new name, our Company moves with great strength and enormous potential into the new century. Just as no two constellations are alike, no other beverage organization can match our range of brands, our responsive, customer-driven companies, and the talented and dedicated employees whose hard work, determination and "sky's-the-limit" attitude have allowed us to achieve dynamic growth and profitability over the past several years.

We think our new name and our achievements give us cause to celebrate - and an opportunity to provide our friends with a dynamic look at Constellation today. On the following pages you'll see an overview of the star brands that make up our Constellation Companies - Barton (Barton Beers and Barton Brands), Canandaigua Wine, Franciscan Estates and Matthew Clark - and learn more about Constellation's philosophy and approach to business.

Enjoy this view of our universe - one made up of leading brands you know and trust, innovative new products that create new and lasting customers, and a group of employees focused on providing the best service possible to our distributors and retailers. You can count on us to strive to continue Constellation's grow and prosperity, today and for years into the future.

Welcome to Constellation, and warms thanks interest and support over the years.

/S/Richard Sands
-----------------------
Richard Sands
Chairman of the Board
President and Chief
Constellation Brands

                  [Graphic presentation of Constellation Logo]

                                                                   CONSTELLATION

                                        BARTON BEERS

                                   BARTON BRANDS

                        CANANDAIGUA WINE

                            FRANCISCAN ESTATES

                      MATTHEW CLARK

                     DISTRIBUTORS AND RETAILERS

                   EMPLOYEES AND SHAREHOLDERS

           [Photos of bottles of Barton Beers products and consumers]


                                             1                        market
                                                                        insight


                                                                            2


                                                                        4


       3


Success

      creativity

                                                                          BARTON
                                                                           BEERS

Cheers to the stars in our Barton Beers division! The success story behind these brands got its start with a partnership between Barton Beers and Grupo Modelo, S.A. de C.V., and the U.S. introduction of Corona Extra in 1978. Through dedication and its focus on the growing imported beer market, this division's brands have some of the brightest stars in our Constellation. A wide variety of beer choices and targeted English and Spanish advertising have fueled astronomical growth in the U.S.

CHEERS FOR BEERS!

RAISING THE PROFILE OF IMPORTED BEERS
1. CORONA EXTRA. This brand is now the #1 imported beer in America.

2 SOUTH-OF-THE BORDER BRANDS: Many Mexican beers have grown in popularity among U.S. beer drinkers. Modelo Especial is the second best selling beer in the Barton portfolio. Negra Modelo continues to perform well against other dark beers. Pacifico is being discovered by active, young adults who enjoy its flavorful, thirst-quenching taste. And Corona Light presents a great opportunity to build equity in the growing light beer category.

3. BEERS OF THE WORLD: St. Pauli Girl, Tsingtao, Peroni and Double Diamond are just four of the internationally acclaimed beers in high demand here and abroad.

4. HOW `BOUT A TETLEY? This mellow brew, a public favorite in select areas of England, Ireland and Scotland, is Barton Beers' number one import from the U.K., and is fast becoming a favorite in the U.S.

Barton Beers and Grupo Modelo have worked consistently and well to communicate an image for Corona. It's more tan an import - it's a state of mind, and it has dramatically expanded its consumer base from the original consumer of the mid-80s. In fact, Corona's volume has more than doubled in the last few years.

     And there's more success - and brands - coming from this division. While Corona is the biggest name in the line-up, other imported brands have grown among beer enthusiasm. Negra Modelo performs well against dark beers, and Pacifico fans love this great little beer brewed in a Mexican fishing village. St. Pauli Girl, our German import, Is among the top 20 imports in America, and Peroni beer from Italy as well as Tetley's English Ale from the U.K. have found their way into many U.S. establishments.

     To sustain the strength of Constellation's beer portfolio, Barton Beers focuses on consumer communication, new packaging, line extensions and new imports that have growth potential in key markets. Because the taste for imported beer keeps growing, Barton Beers will re-intensify its focus to expand the business across its entire portfolio of brands. Creativity is key to its stellar track record.

                 [Photo of glasses and Barton Brands products]



                                                                       EXPANSION

                              1                                  DIVERSITY


                                                           2




                               3


                                                                         4

                FOCUS

                                                                          BARTON
                                                                          BRANDS

With more than 185 brands in our Constellation, the spirits in our Barton Brands portfolio are among the most well-known in the U.S. and Canada. These top-shelf brands include Canadian whiskies, bourbon, vodka, tequila, convenient prepared cocktails and entries in all spirits categories. There are as many choices as there are individual tastes, and Barton uses its market insight to bring these brands to consumers around the world and continue its radiant record of expansion.

GROWING
     MARKETS

SPIRITS SOAR
1. SMOOTH MOVES: To keep Black Velvet in the eye of its loyal consumers, Barton is continuing strong consumer and trade advertising plus local market promotions which have all contributed to moving Black Velvet onto the fast track in the spirits industry.

2. CHILLING WITH CHI-CHI'S: These popular prepared cocktails, with eight flavors in the line, are favorites among younger people. Reasonably priced and made with quality ingredients, each is easy to prepare and the variety satisfies different tastes. Chi-Chi's prepared cocktails continue to grow in popularity and profitability.

3. POPULARITY CONTEST: Barton's brands in the whiskey and bourbon arena include key favorites in regional markets. By adding additional Canadian whiskies to our Constellation, we also gained production facilities in important North American locations.

4. TOP-SHELF CHOICES: Barton and Skol vodkas, along with Fleischmann line are among the leading spirits in our portfolio, and continue to grow in popularity at both on- and off-premise locations throughout the world.

Barton Brands shines in the way it delivers a network of regionally strong popular-priced brands that are in demand by large segments of the region's consumers. Barton strengthened its position in North America when it added several well-known Canadian whisky brands to the line-up.

     The leader in our whiskey portfolio is by far Black Velvet, which is a well-known brand in many international markets, and has helped Barton Brands dramatically expand in the export arena. Black Velvet was successfully introduced in Germany, along with several other brands and is now thriving in many European countries. In addition to markets as far away as the Czech Republic, Slovenia and Slovakia, Barton will continue its stellar track record of expansion into the former Soviet block countries and Europe, as well as Korea and Taiwan.

     The growth process at Barton emphasizes feedback from the sales force and customers, careful selection of new brands, identification of high-potential growth areas and in-house testing panels.

       [Pictures of Canandaigua Wine products and consumers with product]

    1

                                                                        2

                                                                      GLOBAL

                3




   GROWTH                                                                      4

      EXPERTISE

                                  CANANDAIGUA
                                      WINE

Talk about a shining star. Canandaigua Wine Company is building demand for its popular brands throughout the U.S., U.K. and the rest of the world, with exports to 70 countries. That puts Canandaigua Wine brands in most of all the major drinks markets - and in the hands of consumers that range in age, lifestyle and drink preferences. But the one thing they share is a taste for affordable and palate-pleasing wines and brandies.

BRAND BUILDING

A WINE FOR EVERYONE
1. ARBOR MIST: Launched in the spring of 1998 and now available in the U.K., this fruit-flavored varietal is a runaway hit! Arbor Mist is a transitional beverage for younger adults, or anyone who simply finds the taste of traditional wine too heavy.

2. PAUL MASSON GRANDE AMBER BRANDY: This is the third best-selling brandy in America and only domestic brandy to gain market share in recent years. Grande Amber is a premium brand, aged longer for extra smoothness and rich flavor.

3. ALMADEN WINE IN A BOX: In 1999, Almaden introduced a new pouring spout, the first change in box wine packaging in 17 years. As a result, this mature brand won a "Hot Brand Award" from Impact/Market Watch magazine!

4. COOK'S CHAMPAGNE: When people want to celebrate a special occasion - whether it's for 20 or just for two - their brand of choice is often Cook's Champagne. It's the second largest sparkling wine brand in America!

Canandaigua Wine Company, like the other companies in our Constellation, excels at using market insight, consumer research and a locally focused approach to successfully bring new products from the concept stage to the serving table.

     And with an international sales team working from Vancouver, the U.K., Paris, Germany, Japan and several of the western United States, Canandaigua Wine Company has had unprecedented success in expanding both its established, popular brand and new "personalities" in imported global markets. Paul Masson, Estate Cellars, Arbor Mist, Mystic Cliffs and Dunnewood are key brands.

     The principal factors behind all of our recent successes have been listening to consumers, creating highly focused marketing with targeted media advertising campaigns, and combing those with product availability. As part of Constellation, working together with our sister companies to introduce new brands into European and Asian markets, the future of the brands offered by Canandaigua Wine Company is very bright indeed.

  [Photos of Vineyard, Franciscan Estates products and consumers of products]

  1

                2




 INSIGHT


                                4




                          3                                           PRESTIGE

                                                                DEDICATION

                                                                      FRANCISCAN
                                                                         ESTATES

The difference in wine is determined by the vineyard. Many wineries don't own vineyards, because it takes great patience to nurture the unique relationship between a fine wine and the soil from which it springs. With six fabulous vineyard properties in California and Chile, Franciscan Estates has rightfully taken its place among the world's great estate wine companies...and its prestigious brands light up our Constellation.

PRESTIGIOUS
        HERITAGE

VINTAGE BRANDS
1. SITE-SPECIFIC WINES: Franciscan Estates own or controls 2,800 acres of prime vineyard property in California. Tending one's own vines requires more care, but pays off in exceptional quality and a prestigious reputation.

2. THE FINE WINES OF FRANCISCAN ESTATES: Favorites among consumers who appreciate estate wines. Our labels are honored for their superb blends and unique regional character.

3. A TOAST TO THE BEST: A strong economy has fueled demand for wine priced from $10 to $75 per bottle. Individuals in their 30s, 40s and 50s have come into a discriminating wine-drinking phase of life - wines such as those from Franciscan Estates.

4. A FEW OF OUR STARS: Veramonte, Estancia and Simi are just three of the well-known wineries in our Franciscan portfolio. A dedicated sales force identifies the owners and operators of restaurants and fine wine shops, who understand and value the subtlety and power of the estate philosophy in their wine offerings.

Fine wine consumers tend to be quite knowledgeable, and can distinguish particular nuances of taste in the wines they drink. They also understand the value of the price/quality relationship, and are willing to spend more for an estate wine. Franciscan Estates is constantly perfecting its ability to create new estates and bring fine wines to the table more consistently and successfully than any other player in this specialized marketplace. The recent integration of Simi Winery and Franciscan Estates has further elevated the company's prestige. The two wineries share a dedication to fine wine and great vineyards, and have expanded each other's wine-making horizons. As part of Constellation, Franciscan Estates is able to benefit from the financial resources of a parent corporation while it pursues its mission of making and marketing truly outstanding wines.

     And while it's not Franciscan's primary objective - because creating a fine wine takes years - it has become one of the fastest growing wineries in California. Future growth is limited only by Franciscan's ability to find and incorporate new vineyard sites. Because there are thousands of wines in this expanding marketplace, Franciscan will continue to use its entrepreneurial spirit and forward thinking style to outshine the competition.

         [Photos of Matthew Clark products, distributor and consumers]

                        1


                                                                ESTABLISHED

                                                              2


  3

                                                                              4


         STRATEGIC

DYNAMIC

                                                                         MATTHEW
                                                                           CLARK

As our first acquisition from across the ocean, Matthew Clark is one of the U.K.'s leaders in wine, cider and bottled waters. It has the production and distribution network to supply its customers nationwide, and a number of star brands in its core portfolio, including fortified wine and mainstream ciders. It also specializes in boxed wine, fashion cider and new flavored, bottled waters.

GLOBAL DIVERSITY

A FAST-TRACK FORMULA
1. FIZZY AND FABULOUS OR STRAIGHT AND STILL: Strathmore bottled waters come in a variety of traditional mixers plus flavored waters for those who prefer to drink sans-alcohol. The recent addition of the Twist line adds a family of flavors with more subtle fruit essences.

2. MEET ME AT THE PUB: Britain loves its cider, and Matthew Clark's on-premises cider business has never been better. Star brands include Blackthorn and Diamond White.

3. ON THE ROAD AGAIN: You're likely to see big trucks emblazoned with the Matthew Clark logo in big cities and tiny villages across the U.K. A strong network of distributors delivers leading beverage brands to over 20,000 pubs and retail outlets nationwide.

4. SPECIALTY K: St. Louis and Atlanta were the first U.S. test markets for K, a popular specialty cider made from ripe English apples. K is another example of how Matthew Clark has made it easier to market products "cross border" and leverage our wide portfolio of brands.

Matthew Clark is in the enviable position of being a brilliant competitor in the rapidly growing branded and wholesale markets. Until recently, the vast majority of on-premises (plus, restaurants and hotels) outlets were primarily supplied by large brewers. Over the last decade, a combination of regulatory directives and strategic refocusing on the part of brewers has opened up this market to independent suppliers, and Matthew Clark has become a shooting star in the wholesale business.

     This division within Constellation is a strategic force for growing the corporation overall, as it provides an established and successful business model for increasing sales and profits worldwide. Arbor Mist is now coming off Matthew Clark's bottling line, this division exemplifies our cross-border marketing strategy, making these brands, and others, accessible in both local and international markets.

     The brands offered by Matthew Clark are some of the U.K.'s favorites, including mainstream and fashion ciders, and Stowells' table wines. The company leveraged Britain's surge in wine consumption with the introduction of Stowells of Chelsea wine in a box, featuring good quality wines from around the world. Matthew Clark also produces and distributes Strathmore, the leading sparkling bottled water brand in the U.K., which comes in a wide variety of fruit flavors.

                 [Photos of bottles of Constellation products]


                                            Pictured here are just a few of the
                                            truly stellar names that make up
                                            today's Constellation - each, an
                                            astronomical success in its own
                                            right. Our independent business
                                            divisions will make our future
                                            achievements even bigger...to make
                                            our Constellation even brighter!

 STAR
BRANDS

                HERITAGE


                                        UPSCALE

QUALITY

                  [Photos of bottles of Constellation products]


DIVERSE

                                                AFFORDABLE


                                                                FUN


FLAVORFUL




                                                               STZ
                                                             Listed
                                                              NYSE
                                                     The New York Stock Exchange

                             [Logo of Constellation]

                                  CONSTELLATION

                             BUILDING STELLAR BRANDS












STZ                                                   CONSTELLATION BRANDS, INC.
Listed                                               300 Willowbrook Office Park
NYSE                                                   Fairport, New York  14450
The New York Stock Exchange                                   phone 716-218-2169
                                                                fax 716-218-2155
                                                                 www.cbrands.com

Transcript of Videotape "Constellation BUILDING STELLAR BRANDS" for distribution to members of the press as part of the issuer's press kit beginning August 28, 2000. The videotape includes remarks made by Richard Sands, Chairman of the Board of Directors and Chief Executive Officer, remarks by Rob Sands, member of the Board of Directors and Group President, and remarks read by a narrator. The transcript and description of scenes follows.

         [REMARKS BY RICHARD SANDS, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER]

         [SCENE: RICHARD SANDS AND ROB SANDS FACING CAMERA]

         "Hello, I'm Richard Sands. Today I'm here with my brother Rob Sands to talk about our company's new name, and how it serves as a reflection of the strategic direction that forms the foundation for our continued growth and success.

         In astronomy, a constellation is a group of stars. We chose the name Constellation because it describes so clearly the constellation of star companies that comprise our business today.

         Our Constellation Companies - Barton, Canandaigua Wine, Franciscan Estates and Matthew Clark, - are the star companies that form the largest supplier of beer, wine and distilled spirits in the United States and the leading source of wine, cider and bottled water in the United Kingdom.

         Although we are changing the corporate name, we are not altering the way we do business. We know that we are successful because of our independent operations, our commitment to customer service and our agility in reacting to market opportunities. Our Constellation Companies will continue to manage their products through independent business units, ensuring our continued success."

         [REMARKS BY ROB SANDS, DIRECTOR AND GROUP PRESIDENT]

         [SCENE: RICHARD SANDS AND ROB SANDS FACING CAMERA]

         "You'll also notice that we've retained the name Canandaigua Wine for our oldest company because we are proud of our heritage. However, the name Canandaigua Brands as our corporate name no longer conveyed the extent of our entire company today.

         So when we began to consider a name change, we talked with employees, distributors, retailers, analysts and management worldwide. You were overwhelmingly positive in your belief that the right name could better reflect our company. As a corporate name, Constellation better reflects who we are today, and who we will be in the future. Through our aggressive growth strategy instituted in the past several years, we've built, acquired and enhanced stellar brands in beer, spirits, cider, wine and bottled water.

         Today, Constellation Companies offer more than 180 popular brands, many of which are the top names in their beverage categories. To put it another way, we have more leading labels than any other single supplier in the world - or in the universe."

         [REMARKS BY RICHARD SANDS, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER]

         [SCENE: RICHARD SANDS AND ROB SANDS FACING CAMERA]

         "There's one point I want to emphasize. The employees, distributors and retailers of our Constellation companies have all contributed tremendously to our success.

         To our employees and their families, I want to offer my thanks and best wishes for all of your hard work and support over the years.

         To our distributors and retailers, your long-term commitment has been critical to our growth.

         Rob, I think you'll agree - we have much to celebrate as we consider the strength of our company today - and Constellation's enormous prospects going forward. Let's take a closer look."

         [REMARKS READ BY NARRATOR]

         [SCENE: VARIOUS LOCATIONS DEPICTING CUSTOMERS, DISTRIBUTORS, AND EMPLOYEES OF THE COMPANY]

         "Fermented beverages of every kind. For more than 5000 years, wines, beers and distilled spirits have played an important role in the daily lives of people everywhere - precious symbols marking the good times in life, of special friendships, shared blessings and a welcomed reward for a hard days work.

         Today, no beverage company does more to reward its customers than Constellation, by giving our distributors, retailers and consumers exactly what they want.

         Constellation. Rich in tradition. Keen of vision. A company on the move that has seized the opportunity to bring many of the industry's leading names in beverage alcohol together to become the largest single supplier of beer, wine and distilled spirits in the United States, and the number-one producer of wine, cider and bottled water in the United Kingdom.

         A good portion of these sales comes from more than 180 popular brands, many of the top names in their beverage categories from our company's four operating divisions, including Barton Incorporated, Matthew Clark, Canandaigua Wine Company and Franciscan Estates.

         Barton Incorporated is the second largest importer of beer and the fourth largest supplier of distilled spirits in the United States, with revenues exceeding one billion dollars.

         In the United Kingdom, our Matthew Clark division is the number-one producer of bottled sparkling water and fortified British wines, and the second largest producer of cider, with sales also approaching one billion U.S. dollars.

         In addition, Matthew Clark is a premier independent distributor of imported and domestic wines, spirits, beers, cider and soft drinks, serving 137,000 English pubs and other on-premise establishments from its network of 13 strategically located wholesale depots, like this one at Park Royal.

         Back in the United States, Canandaigua Wine Company is the second largest supplier of wine in the country, producing a broad selection of specialty, sparkling and table wines that generates more than $900 million dollars in sales.

         While Franciscan Estates - our fine wine division - crafts wines of true distinction, right from our very own vineyards, located in some of the best grape growing regions of the world, establishing our company as a major player in the rapidly growing ultra-premium wine market.

         In each of these divisions, behind every bottle, barrel, box, keg and can, stand our dedicated employees who have combined their talents, energy and work ethic to make this company what it is today, one of the most respected and successful beverage marketers of our times.

         Yet, chances are, you may not fully be aware just how much our company has grown to become a fully diversified drinks supplier, with a major presence in many parts of the world.

         The fact is, it's quite possible that your favorite beer, wine, or distilled spirit is bottled or distributed by our company, and you didn't even know it. Until now, as we explore our Constellation companies and see all the reasons why you can taste the pride and the handcrafted touch in every drink we distill, ferment, distribute and brew."

         [REMARKS BY RICHARD SANDS, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER]

         [SCENE: RICHARD SANDS AND ROB SANDS FACING CAMERA]

         "Rob and I are proud of our company's heritage, pleased about all that we are achieving today, and excited about a future that we will strive to make stellar. Our thanks again for all that you have contributed to our success."